UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 7, 2017

Date of Report (date of earliest event reported)

Rimini Street, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

(702) 839-9671

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2017, Rimini Street, Inc., a Delaware corporation (the “Company”), certain funds affiliated with Adams Street Partners, LLC (the “Adams Street Holders”) and certain of entities affiliated with GPIC, Ltd (the “GP Holders” and, together with the Adams Street Holders, the “Holders”) entered into a preemptive rights agreement (the “Preemptive Rights Agreement”), pursuant to which, among other things, the Company agreed to provide each Holder who continues to own at least five 5% of the Company’s issued and outstanding common stock (each, a “Major Holder”) with a right of first refusal to purchase securities in future issuances by the Company of capital stock or debt securities of the Company, rights, convertible securities, options or warrants to purchase capital stock of the Company, and securities of any type that are, or may become, exercisable or convertible into capital stock by the Company, subject to certain exceptions, in proportion to such Major Holder’s pro rata ownership percentage in the Company’s common stock immediately prior to the issuance of such new securities. As previously disclosed, entering into the Preemptive Rights Agreement was contemplated as part of the closing of the Company’s merger into GP Investments Acquisition Corp. One of the Company’s directors, Robin Murray, is affiliated with the Adams Street Holders, and two of the Company’s directors, Antonio Bonchristiano and Andrew Fleiss, are affiliated with the GP Holders.

The Preemptive Rights Agreement, and the right of first refusal granted thereunder, shall terminate upon the earlier of (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain, as a result of shares in the Company held by such holders prior to such transaction, more than fifty percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions, (ii) a sale, lease or other conveyance of all or substantially all of the assets or intellectual property of the Company, (iii) the date upon which there are no Major Holders, or (iv) the fifth anniversary of the date of the Preemptive Rights Agreement.

The foregoing description of the Preemptive Rights Agreement does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Preemptive Rights Agreement, which is attached as Exhibit 4.1 and is incorporated herein by reference.

ITEM 9.01(b)	EXHIBITS.

Exhibit No.	Description
4.1	Preemptive Rights Agreement, dated as of December 7, 2017, by and among the Adams Street Holders (as defined therein), the GP Holders (as defined therein), and Rimini Street, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: December 13, 2017	By:	/s/ Seth A. Ravin
	Name:	Seth A. Ravin
	Title:	Chief Executive Officer